Exhibit 99.1

Arrestage International, Inc. Announces Effectiveness of its S-1 Registration Statement

Scottsdale, Arizona, October 17, 2018 (PRWEB) – Arrestage International, Inc. (the “Company”), an innovative company that that plans to offer proprietary pain relief, skin care, anti-aging products and branding concepts, as well as medical device rentals to the nutraceutical and medical industries respectively, announced today that its Form S-1 Registration Statement as filed with the U.S. Securities and Exchange Commission (the “SEC”) has been accepted and is effective as of October 11, 2018.

Following the effective date, the Company will be subject to the reporting requirements of the Exchange Act of 1934, as amended. This means the Company will be begin filing annual reports with the SEC on Form 10-K, quarterly reports on Form 10-Q, periodic reports on Form 8-K and subject itself to additional reporting obligations related to proxies, shareholder actions and stock ownership rules.

The S-1 filing provides investors detailed and audited information about Arrestage International’s operations, including an overview of the business strategies, risk factors and financial statements. This additional information will help our investors make a more educated investment decision about the Company. A copy of the Form S-1 is available at www.sec.gov under the name of Arrestage International, Inc.

Gary Croft, Chief Executive Officer of the Company, said, “we are very excited to announce that our S-1 Registration Statement is effective, and we are fully reporting. By taking this important step, we hope to distinguish ourselves as a leader in the skin care, pain relief, anti-aging and medical devise rental arenas with innovative products and services. We are currently working with various broker dealers to file a 15(c)211 as soon as possible to begin trading.

About Arrestage International, Inc.:

Arrestage International, Inc. has two operating divisions. The first is in the Nutraceutical industry and plans to develop an international licensing program whereby we will provide turnkey assistance with operations and support for distributors in the skin care, pain relief and anti-aging arena, using our brand, custom formulas, trademark, internet presence and proprietary marketing protocols. Concurrently we plan to develop our own formulations and skin care products, brand formulas, and other intellectual property in addition to potentially acquiring complimentary products and services. Arrestage International intends to create a significant brand in the pain relief and aesthetic skincare marketplace.

The second operating division of the Company intends to establish a medical device rental program that will acquire medical devices such as MRI systems and various other diagnostic equipment.

Forward Looking Statements

This news release contains “forward-looking statements” which are not purely historical and may include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the development, costs and results of new business opportunities and words such as “anticipate”, “seek”, intend”, “believe”, “estimate”, “expect”, “project”, “plan”, or similar phrases may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with new projects, the future U.S. and global economies, the impact of competition, and the Company’s reliance on existing regulations regarding the use and development of it’s products. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our S-1 Registration Statement, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission. For more information, please visit www.sec.gov.

Company Contacts

Gary Croft

CEO

info@arrestage.com

and

Rick Gean

Chief Financial Officer

info@arrestage.com